                                                                    EXHIBIT 3.16

                                     BYLAWS
                                       OF
                               TRYLON CORPORATION

                                    ARTICLE I

                                  Stockholders

     Section 1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held at such place within or without the State of Michigan as may from time to time be designated by the Board of Directors, on the 15th day of December in each year (or if said day be a legal holiday, then on the next succeeding business day) , at 9:00 o'clock in the forenoon, for the purpose of electing directors and for the transaction of - such other business as may properly be brought before the meeting.

     Section 2. Special Meetings. Special meetings of the stockholders may be held upon the call of the President or Secretary or of the Board of Directors at such place within or without the State of Michigan as may be stated in the notice thereof, and at such time and for such purpose as may be stated in the notice. It shall be the duty of the President or the Secretary or of the Board of Directors to call a special meeting of the stockholders whenever requested in writing so to do by the holders of at least ten percent (10%) in amount of the stock, regardless of class, then outstanding and entitled to vote at such meeting.

     Section 3. Notice of Meetings. Notice of the time, place and the purpose of each meeting of the stockholders, signed by the President or a Vice President or the Secretary or an Assistant Secretary shall be served either personally or by mail upon each stockholder of record entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the meeting; provided, that no notice of adjourned meetings need be given. If mailed, the notice shall be directed to each stockholder entitled to notice at his address as it appears on the stock books of the corporation unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote thereat are present in person or by proxy or if notice of the time, place and purpose of such meeting is waived by telegram, radiogram, cablegram or other writing, either before or after the holding thereof, by all stockholders not present and entitled to vote at such meeting.



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     Section 4. Quorum. The holders of record of a majority of the shares of stock of the corporation issued and outstanding regardless of class and entitled to vote thereat, present in person or by proxy, shall, except as otherwise provided by law or by the Articles of Incorporation of the corporation as from time to time amended, constitute a quorum at all meetings of the stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time to a further date without further notice other than the announcement at such meeting, and when a quorum shall be present upon such later day, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 5. Conduct of Meetings. Meetings of the stockholders shall be presided over by the President, or if he is not present by a Vice President, or if none of the Vice Presidents are present by a Chairman to be chosen at the meeting. The Secretary or an Assistant Secretary of the corporation, or in their absence, a person chosen at the meeting shall act as Secretary of the meeting.

     Section 6. Inspectors of Election. Whenever any stockholder present at a meeting of the stockholders shall appointment of inspectors, the Chairman of the appoint inspectors who need not be stockholders right of any person to vote at such meeting shall be challenged, the inspectors of election shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question, and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

                                   ARTICLE II

                                   Directors

     Section 1. Number, Qualification, Term of Office and Quorum. The property, business and affairs of the corporation shall be managed by its Board of Directors to consist of three (3) members, or such other number as may be established from time-to-time by resolution of the Board of Directors. All directors shall be of full age. The directors shall be elected at the annual meeting of the stockholders in each year and shall hold office until the next succeeding annual meeting of the stockholders and thereafter until their successors shall be elected and qualified in their stead. A majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, that if the directors shall severally and/or col-


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lectively consent in writing to any action to be taken by the corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

     Section 2. Vacancies. Whenever any vacancies shall have occurred in the Board of Directors by reason of death, resignation, or otherwise, it shall be filled by the votes of a majority of the directors then in office at any meeting and the person so elected shall be a director until his successor is elected by the stockholders, who may make such election at the next annual meeting of the stockholders, or at any special meeting duly called for that purpose and held prior thereto.

     Section 3. Meetings. The meetings of the Board of Directors shall be held at such place or places within or without the State of Michigan as may from time to time be determined by a majority of the Board. Regular meetings of the Board shall be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. Special meetings may be held at any time upon the call of the President or Vice President or of not less than a majority of the directors then in office.

     Section 4. Notice of Meetings. Written notice of the time and place, and in the case of special meetings, the purpose, of every meeting of the Board shall be duly served on or sent, mailed or telegraphed to each director not less than three (3) days before the meeting, except that a regular meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place as such meeting was held, for the purpose of electing or appointing officers for the ensuing year and the transaction of other business, provided, that no notice of adjourned meetings need be given. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the time, place and purpose of such meeting by telegram, radiogram, cablegram or other writing, either before or after the holding thereof.

     Section 5. Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more of their number to constitute an executive or any other committee, who, to the extent provided in said resolution, shall have and exercise the authority of the Board of Directors the management of the business of the corporation between the meetings of the Board; but subject to the limitations set forth in the Articles of Incorporation of the corporation, provided expressly


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however, that any executive committee so designated shall have the power and authority to declare dividends.

                                   ARTICLE III

                                    Officers

     Section 1. Election or Appointment. The Board of Directors as soon as may be after the annual election of the directors in each year shall elect a President of the corporation, a Secretary and a Treasurer; and may from time to time select a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The same person may hold any two offices except those of President and secretary. No officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board of Directors may also appoint such other officers and agents as they may deem necessary for the transaction of business of the corporation.

     Section 2. Term of Offices. The term of office of all officers shall be one year or until their respective successors are chosen but any officer may be removed from office at any meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office, whenever in their judgment the business interests of the corporation will be served thereby. The Board of Directors shall have power to fill any vacancies in any offices occurring from whatever reason.

     Section 3. Powers and Duties. The officers of the corporation shall respectively have such powers and perform such duties in the management of the property and affairs of the corporation, subject to the control of the directors, as generally pertain to their respective offices, as well as such additional powers and duties as may from time to time be conferred by the Board of Directors.

     Section 4. General Powers as to Negotiable Paper. The Board of Directors may, from time to time, prescribe the manner of the making, signature or endorsement of bills of exchange, notes, drafts, checks, acceptances, obligations and other negotiable paper or other instruments for the payment of money and designate the officer or officers, agent or agents who shall, from time to time, be authorized to make, sign or endorse the same on behalf of the corporation.

                                   ARTICLE IV

                             Certificates of Stock

     Section 1. Form and Transfer. The interest of each stockholder in the corporation shall be evidenced by


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certificates for shares of stock in such form as the Board of Directors may, from time to time, prescribe in accordance with the laws of the State of Michigan. Shares of stock of the corporation may be transferred on the books of the corporation in the manner prescribed by the laws of the State of Michigan by the holder thereof in person or by his duly authorized attorney upon surrender for cancellation of certificates for the same number of shares of the same class with an assignment and power of attorney duly endorsed thereon or attached thereto, duly executed and such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

     Section 2. Signature, Countersignature and Registration. The certificates of stock of the corporation shall be signed by or in the name of the corporation by the President or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the corporation and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe; and to this end the Board of Directors may, from time to time, appoint such Transfer Agents and Registrars of stock of any class within or outside of the State of Michigan as to it may seem expedient; provided, that where such certificate is signed (1) by a Transfer Agent or an Assistant Transfer Agent, or (2) by a Transfer Clerk acting on behalf of such corporation and a Registrar, the signature of any such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and/or the seal of the corporation may be a facsimile. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

     Section 3. Stock Ledger. It shall be the duty of the Secretary of the corporation to prepare and make or cause to be prepared and made, at least ten
(10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order. Such list shall be open at the place where said election is to be held or at the principal off ice of the corporation in the State of Michigan and shall be produced and kept at the time and place of election during the whole time thereof, and shall be subject to the inspection of any



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registered stockholder or his proxy who may be present. The original or duplicate stock ledger or a list shall be the only evidence as to who are stockholders entitled to examine such list or the books of such corporation, or to vote in person or by proxy at such election.

     Section 4. Lost, Destroyed or Stolen Certificates. If the owner of a certificate of shares of the capital stock of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the corporation shall issue a new certificate for the same number of shares of the same class in lieu thereof, provided that the owner of such original certificate notifies the corporation in writing of such loss, destruction or wrongful taking before the corporation receives notice that such certificate has been acquired by a purchaser for value and without notice, files with the corporation a bond indemnifying the corporation, its officers and directors, and its transfer agents and registrars, if any, to the satisfaction of the Board of Directors, and satisfies any other reasonable requirements imposed by the Board of Directors.

     Section 5. Closing of Stock Transfer Books. The Board of Directors may close the stock transfer books for a period not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, during which time no stock of the corporation shall be transferred upon the books of the corporation; provided, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case, only such stockholder as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote, at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as aforesaid.


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                                    ARTICLE V

                               Fiscal Year; Seal

     Section 1. Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of January of each year and shall end on the 31st day of December following.

     Section 2. Corporate Seal. The Board of Directors may provide a suitable corporate seal for use by the corporation.

                                   ARTICLE VI

                   Indemnification of Directors and Officers

     The corporation shall, to the fullest extent permitted by the Michigan Corporation-Law indemnify any person whom it shall have power to indemnify under such Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Law.

                                   ARTICLE VII

                                   Amendments

     The Bylaws of the corporation may be amended, added to, or repealed, or other or new Bylaws may be adopted in lieu thereof, by the Board of Directors of the corporation.











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                               TRYLON CORPORATION

                                     BY-LAWS




                                    ARTICLE I

MEETINGS OF SHAREHOLDERS

     Section 1.01. Place of Meetings.. All meetings of shareholders of the corporation may be held at such place, within or without the State of Michigan, as may from time to time be designated by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

     Section 1.02. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time as the Board of Directors shall designate and as shall be specified in the notice of meeting, on the 4th Friday in the month of January in each year, if not a legal holiday under the laws of the place where the meeting is called to be held, and, if a legal holiday under the laws of such place, then on the next succeeding business day not a legal holiday under the laws of such place. In no event shall the date of the annual meeting of shareholders be changed within the thirty (30) days next preceding the date on which the annual meeting is scheduled to be held without unanimous written consent of the shareholders of record. If the election of directors shall not be held on the day designated herein for any annual meeting or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly held.

     Section 1.03. Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by the President or by order of the Board of Directors and shall be called at the request in writing of shareholders holding of record at least a majority in voting power of the outstanding stock of the corporation entitled to vote at such meeting. Such request -shall state the purpose or purposes of the requested meeting. At any special meeting of shareholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     Section 1.04. Notice of Meetings. Except as otherwise expressly required by statute, notice of each meeting of the shareholders, whether annual or special, shall be given at least ten (10) days before the day on which the meeting is to be held to each shareholder of record having voting power by delivering a written or printed notice thereof to him personally, or by mailing such notice,



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postage prepaid, addressed to him at his post office address furnished by him to the Secretary or transfer agent of the corporation for such purpose, or, if he shall not have furnished to the Secretary or transfer agent of the corporation his address for such purpose, then at his post office address last known to the Secretary of the corporation, or by transmitting a notice thereof to him at such address by telegraph, cable, radio or wireless. Except where expressly required by law, no publication of any notice of a meeting of shareholders shall be required. Every such notice shall state the time and place of the meeting, and, in case of a special meeting, shall state briefly the purposes thereof. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy or who shall waive notice thereof by telegram, cablegram, radiogram or other writing either before or after the holding thereof. Notice of any adjourned meeting of the shareholders shall not be required to be given, except when expressly required by law.

     Section 1.05. Quorum. At each meeting of the shareholders, the holders of a majority of the issued and outstanding shares of stock of the corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business except where otherwise provided by law. In the absence of a quorum the shareholders of the corporation present in person or represented by proxy and entitled to vote, by majority vote, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until shareholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

     Section 1.06. Organization. At each meeting of the shareholders, the President or in his absence a Vice President, shall act as chairman, and the Secretary, or in his absence an Assistant Secretary of the corporation, or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman shall appoint, shall act as secretary of the meeting.

     Section 1.07. Voting. Except as otherwise required by law or these by-laws, each shareholder of the corporation shall, at every meeting of the shareholders, whether the voting is by one or more classes voting separately or by two or more classes voting as one class, be entitled to one vote in person or by proxy for each share of the stock of the corporation held by him and registered in his name on the books of the corporation:

          (a) On the date fixed pursuant to Section 4. 04 of these by-laws as the date for the closing of the stock transfer books or as the record date for the determination of shareholders entitled to vote at such meeting; or


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          (b) If no such closing date or record date shall have been fixed, then at the date of such meeting.

The corporation shall not vote directly or indirectly any share of its own capital stock. Any vote on stock may be given by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized and delivered to the secretary of the meeting. In all elections for directors of the corporation every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares of stock owned by him for as many persons as there may be directors to be elected, or to cumulate such shares and give one (1) candidate as many votes as will equal the number of directors multiplied by the number of shares of his stock, or to distribute them on the same principle among as many candidates as he shall think fit.

                                   ARTICLE II

DIRECTORS

     Section 2.01. Number, Qualification and Term of Office. The property, business and affairs of the corporation shall be managed by a Board of Directors consisting of three (3) members, all of whom shall be of full age. The directors shall be elected at the annual meeting of the shareholders of the corporation and shall hold office until the next succeeding annual meeting of the shareholders and thereafter until their successors shall be elected.

     Section 2.02. Vacancies. Whenever any vacancies shall have occurred in the Board of Directors by reason of death, resignation, or otherwise, it shall be filled by the votes of a majority of the directors then in office at any meeting and the person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders, or at any special meeting duly called for that purpose and held prior thereto.

     Section 2.03. Time and Place of Meeting. The Board of Directors of the corporation may hold meetings either within or without the State of Michigan at such place or places as the Board may from time to time determine or as shall be specified in the respective notices or waivers of notice thereof. Regular meetings of the Board shall be held at such times as may from time to time be determined by resolutions of the Board of Directors. Special meetings may be held at any time upon call of the President or Vice President or of not less than a majority of the directors then in office.

     Section 2.04. Notice of Meetings. Written notice of the time and place, and, in the case of special meetings, the purpose, of every meeting of the Board shall be duly served on or sent, mailed or telegraphed to each


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director not less than three (3) days before the meeting, except that a regular meeting of the Board may be held without notice immediately after the annual meeting of shareholders at the same place as such meeting was held, for the purpose of electing or appointing officers for the ensuing year; provided that no notice of adjourned meetings need be given. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the time, place and purpose of such meeting by telegram, radiogram, cablegram or other writing, either before or after the holding thereof.

     Section 2.05. Quorum and Manner of Acting. At any meeting of the Board of Directors a majority of the whole Board shall constitute a quorum and, except as otherwise provided by law or these bylaws, a majority of such quorum shall decide any question that may come before the meeting. A majority of the members present at any regular or special meeting, although less than a quorum, may adjourn the same from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.

     Section 2.06. Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an executive or any other committee, who, to the extent provided in said resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the corporation between the meetings of the Board.

                                   ARTICLE III

OFFICERS

     Section 3.01. Number and Election. The Board of Directors as soon as may be after the annual election of the directors in each year shall elect from their number a President of the corporation, and shall also elect a Secretary and a Treasurer; and may from time to time select one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The same person may hold any two offices excepting those of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board may also appoint such other officers and agents as they may deem necessary for the transaction of business of the corporation.





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     Section 3.02. Term of Office. The term of office of all officers shall be one (1) year or until their respective successors are chosen but any officer may be removed from office at any meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office, whenever in their judgment the business interests of the corporation will be served thereby. The Board of Directors shall have power to fill any vacancies in any offices occurring from whatever reason.

     Section 3.03. Powers and Duties. The officers of the corporation shall respectively have such powers and perform such duties in the management of the property and affairs of the corporation, subject to the control of the directors, as generally pertain to their respective offices, as well as such additional powers and duties as may from time to time be conferred by the Board of Directors.

                                   ARTICLE IV

SHARES AND THEIR TRANSFER

     Section 4.01. Form of Stock Certificates. Every owner of capital stock of the corporation shall be entitled to have a certificate signed in the name of the corporation by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, sealed with its seal, certifying the number and class of shares represented by such certificate. Each such certificate shall be in such form, in conformity to law, as the Board of Directors shall prescribe.

     Section 4.02. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for capital stock of the corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. All certificates for shares of stock shall be consecutively numbered as the same are issued. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     Section 4.03. Transfer of Shares. Shares of stock of the corporation may be transferred on the books of the corporation in the manner prescribed by the laws of the State of Michigan by the holder thereof; provided, however, all transfers of shares shall be subject to the terms and conditions of any existing stock purchase agreement executed by the corporation and the shareholders, notice of which shall be endorsed upon the certificates. Said transfer may be made by the holder thereof in person or by his duly authorized attorney upon surrender for



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cancellation of certificates for the same number of shares or the same class with an assignment and power of attorney duly endorsed thereon or attached thereto, duly executed and such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

     Section 4.04. Closing of Stock Transfer Books. The Board of Directors may close the stock transfer books for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, during which time no stock of the corporation shall be transferred upon the books of the corporation; provided, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty
(60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as aforesaid.

     Section 4. 05. Stolen, Lost, Destroyed or Mutilated Certificates. In case of the alleged theft, loss or destruction or the mutilation of a certificate representing capital stock of the corporation, a new certificate may be issued in place thereof, in the manner and upon such terms, in conformity to law, as the Board of Directors may prescribe.

                                    ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall indemnify every director or officer, his heirs, executors and administrators against any expenses reasonably incurred by him in connection with any claim made, or any action, suit or proceeding against him or to which he may be made a part by reason of his being or having been a director or officer of the corporation (or at its request, of any other corporation of which the corporation is a stockholder or creditor), except in relation to matters as to which he shall be finally adjudged to be liable for negligence or misconduct. In the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which



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the corporation is advised by counsel that the person to be indemnified did not commit the alleged breach of duty. The foregoing right of indemnification shall be in addition to and not exclusive of any and all other rights to which such director or officer may be entitled.

                                   ARTICLE VI

FISCAL YEAR; SEAL

     Section 5. 01. Fiscal Year. The fiscal year of the corporation shall begin on the 1st day of November of each year and shall end on the 31st day of October following.

     Section 5.02. Seal. The Board of Directors may provide a suitable corporate seal, containing the name of the corporation, which shall be in the charge of the Secretary.

                                   ARTICLE VII

AMENDMENTS

     All by-laws of the corporation shall be subject to alteration or repeal, and new by-laws not inconsistent with the laws of the State of Michigan may be made either by the affirmative vote of the holders of a majority of the outstanding stock of the corporation present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present, or by the affirmative vote of a majority of the Board of Directors given at any meeting, provided that in each case notice of the proposed alteration or repeal or of the proposed new bylaws be included in the notice of such meeting. The directors shall not make or alter any by-laws fixing their number, qualifications, classifications or term of office.


                                  ************

                               TRYLON CORPORATION

                              AMENDMENT TO BY-LAWS

The Directors of Trylon Corporation have affirmed that the following changes be made to the Corporate By-Laws.

1. Article II, Section 2.01, shall be amended to read as follows:

     The property, business and affairs of the Corporation shall be managed by a Board of Directors consisting of four (4) members, all of whom shall be of full age. The Directors shall be elected at the Annual Meeting of the Shareholders of the Corporation and shall hold office until the next succeeding Annual Meeting of the Shareholders, and thereafter-until their successors shall be elected.

The above change will be effective as of March 28, 1980.

2. Article VI, Section 5.01, shall be amended to read as follows:

     The fiscal year of the Corporation shall begin on the 1st day of October of each year and shall end on the 30th day of September following. the above change will be effective starting with the fiscal year ended September 30, 1978.

The above amendment also results in a short year end beginning November 1, 1976 and ending September 30, 1977.



                                             /s/ George J. Krush
                                             -----------------------------------
                                                 Secretary

                             AMENDMENT TO BYLAWS OF
                   TRYLON CORPORATION, A MICHIGAN CORPORATION
                         BY WRITTEN CONSENT IN LIEU OF A
                           MEETING OF THE SHAREHOLDERS

     The undersigned, R. J. TOWER CORPORATION, a Michigan corporation ("R. J. Tower"), owner of all the issued and outstanding shares of capital stock of its subsidiary, Trylon Corporation, a Michigan corporation ("Corporation"), in lieu of a meeting of the shareholders of the Corporation, by this written consent, adopts the following resolution:

          RESOLVED, that Section I of Article II of the Bylaws of the Corporation is amended to provide for a Board of two directors by deleting the word "three (3)" and substituting in its place the word "two (2)."

     Signed and dated: July 19, 2000.



                                       R. J. TOWER CORPORATION


                                       BY /s/ Dugald K. Campbell
                                          --------------------------------------
                                          DUGALD K. CAMPBELL
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER